                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related Prospectus of KeraVision, Inc. for the registration of 3,760,706 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 2000 (except for the third paragraph of Note 1, as to which the date is October 10, 2000), with respect to the consolidated financial statements and schedule of KeraVision Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP


San Jose, California
October 10, 2000